EX-16.6.a.i.

EXHIBIT A
INVESTMENT ADVISORY AGREEMENT
BETWEEN
NATIONWIDE FUND ADVISORS AND NATIONWIDE MUTUAL FUNDS

Effective May 1, 2007
Amended August 5, 2019*

Funds of the Trust	Advisory Fees
Nationwide Fund
0.54% on assets up to $250 million;
0.53% on assets of $250 million and more
but less than $1 billion;
0.52% on assets of $1 billion and more
but less than $2 billion;
0.495% on assets of $2 billion and more
but less than $5 billion; and
0.47% on assets of $5 billion and more

Nationwide Dynamic U.S. Growth Fund	0.45% on assets up to $5 billion; and 0.425% on assets of $5 billion and more
Nationwide Bond Fund
0.41% on assets up to $250 million;
0.385% on assets of $250 million and more but less than $1 billion;
0.36% on assets of $1 billion and more
but less than $2 billion;
0.335% on assets of $2 billion and more
but less than $5 billion; and
0.31% on assets of $5 billion and more

Nationwide Government Money Market Fund
0.30% on assets up to $1 billion;
0.28% on assets of $1 billion and more
but less than $2 billion;
0.26% on assets of $2 billion and more
but less than $5 billion; and
0.24% on assets of $5 billion and more

Nationwide S&P 500 Index Fund	0.125% on assets up to $1.5 billion; 0.105% on assets of $1.5 billion and more but less than $3 billion; and 0.095% on assets of $3 billion and more

Funds of the Trust	Advisory Fees
Nationwide Small Cap Index Fund	0.19% on assets up to $1.5 billion; 0.17% on assets of $1.5 billion and more but less than $3 billion; and 0.16% on assets of $3 billion and more
Nationwide Mid Cap Market Index Fund	0.195% on assets up to $1.5 billion; 0.175% on assets of $1.5 billion and more but less than $3 billion; and 0.165% on assets of $3 billion and more
Nationwide International Index Fund	0.245% on assets up to $1.5 billion; 0.205% on assets of $1.5 billion and more but less than $3 billion; and 0.195% on assets of $3 billion and more
Nationwide Bond Index Fund	0.185% on assets up to $1.5 billion; 0.145% on assets of $1.5 billion and more but less than $3 billion; and 0.135% on assets of $3 billion and more
Nationwide Investor Destinations Aggressive Fund	0.13% of average daily net assets
Nationwide Investor Destinations Moderately Aggressive Fund	0.13% of average daily net assets
Nationwide Investor Destinations Moderate Fund	0.13% of average daily net assets
Nationwide Investor Destinations Moderately Conservative Fund	0.13% of average daily net assets
Nationwide Investor Destinations Conservative Fund	0.13% of average daily net assets
Nationwide U.S. Small Cap Value Fund	0.84% on assets up to $500 million; and 0.79% on assets of $500 million and more
Nationwide Small Company Growth Fund	0.84% on assets up to $500 million; and 0.79% on assets of $500 million and more

Funds of the Trust	Advisory Fees
Nationwide Global Sustainable Equity Fund
0.75% on assets up to $250 million;
0.70% on assets of $250 million and more but less than $500 million;
0.68% on assets of $500 million and more but less than $1 billion; and
0.65% on assets of $1 billion and more

Nationwide Inflation-Protected Securities Fund	0.25% on assets up to $1 billion; and 0.23% on assets of $1 billion and more
Nationwide Core Plus Bond Fund
0.45% on assets up to $500 million;
0.425% on assets of $500 million and more but less than $1 billion;
0.40% on assets of $1 billion and more but less than $1.5 billion; and
0.39% on assets of $1.5 billion and more

Nationwide Bailard Cognitive Value Fund	0.75% on assets up to $500 million; and 0.70% on assets of $500 million and more
Nationwide Bailard International Equities Fund	0.75% on assets up to $1 billion; and 0.70% on assets of $1 billion and more
Nationwide Bailard Technology & Science Fund	0.75% on assets up to $500 million; 0.70% on assets of $500 million and more but less than $1 billion; and 0.65% on assets of $1 billion and more
Nationwide Geneva Mid Cap Growth Fund	0.75% on assets up to $250 million; 0.70% on assets of $250 million and more but less than $500 million; and 0.65% on assets of $500 million and more
Nationwide Geneva Small Cap Growth Fund	0.84% on assets up to $250 million; 0.79% on assets of $250 million and more but less than $500 million; and 0.74% on assets of $500 million and more

Funds of the Trust	Advisory Fees
Nationwide Loomis Core Bond Fund
0.41% on assets up to $250 million;
0.385% on assets of $250 million and more but less than $1 billion;
0.36% on assets of $1 billion and more
but less than $2 billion;
0.335% on assets of $2 billion and more
but less than $5 billion; and
0.31% on assets of $5 billion and more

Nationwide Diamond Hill Large Cap Concentrated Fund
0.60% on assets up to $250 million;
0.575% on assets of $250 million and more
but less than $1 billion;
0.55% on assets of $1 billion and more
but less than $2 billion;
0.525% on assets of $2 billion and more
but less than $5 billion; and
0.50% on assets of $5 billion and more

Nationwide Loomis Short Term Bond Fund
0.35% on assets up to $500 million;
0.34% on assets of $500 million and more but less than $1 billion;
0.325% on assets of $1 billion and more but less than $3 billion;
0.30% on assets of $3 billion and more but less than $5 billion;
0.285% on assets of $5 billion and more but less than $10 billion; and
0.275% on assets of $10 billion and more.

Nationwide WCM Focused Small Cap Fund	0.84% on assets up to $500 million; and 0.79% on assets of $500 million and more
Nationwide Ziegler Equity Income Fund	0.55% on assets up to $100 million; 0.50% on assets of $100 million and more but less than $500 million; and 0.45% on assets of $500 million and more

Funds of the Trust	Advisory Fees
Nationwide Ziegler NYSE Arca Tech 100 Index Fund
0.50% on assets up to $50 million;
0.30% on assets of $50 million and more but less than $250 million;
0.25% on assets of $250 million and more but less than $500 million; and
0.20% on assets of $500 million and more

Nationwide Bailard Emerging Markets Equity Fund	1.00% on assets up to $200 million; and 0.97% on assets of $200 million and more

* As approved by the Board of Trustees at its meeting held on August 2, 2019.

IN WITNESS WHEREOF, the parties have executed this Amended Exhibit A on the day and year first written above.

NATIONWIDE FUND ADVISORS

By:	/s/ Michael S. Spangler
Name:	Michael S. Spangler
Title:	President

NATIONWIDE MUTUAL FUNDS

By:	/s/ Michael S. Spangler
Name:	Michael S. Spangler
Title:	President